Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-260396 on Form S-8 of our report dated September 27, 2021, relating to the balance sheet of Portillo’s Inc., appearing in Registration Statement No. 333-259810 on Form S-1 of Portillo’s Inc.

/s/ Deloitte & Touche LLP

Chicago, Illinois

November 5, 2021